UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 6, 2011

Players Network
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-29363	88-0343702
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1771 E Flamingo Rd #202A Las Vegas, NV		89119
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

(702) 734--3457
____________________________________________ Registrant’s telephone number, including area code

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 6, 2011, Players Network (the “Company”) entered into a Program Development, Production, Distribution and Marketing Agreement (the “Production Agreement”) with J&H Production (“J&H”), pursuant to which the Company has the right, subject to the terms and conditions of the Production Agreement, to produce, distribute and market a variety of reality television shows and short form videos (“Webisodes”) based upon various properties owned by J&H.

Under the Production Agreement, the Company has the nonexclusive right to produce programs and the exclusive rights to distribute, exploit and market the Programs for a period of 24 months.

The parties have agreed to initially produce up to three episodes (the “Pilot Series”) and up to forty-five (45) Webisodes, subject to certain approvals by J&H, including approval of a production budget payable to the Company of up to $330,000.  The first payment of $55,000 is due upon signing the Production Agreement and the remaining production budget is payable upon certain milestones enumerated in the Production Agreement. After the completion of the first Pilot Series, additional episodes may be produced. Notwithstanding the foregoing, if the first Pilot Series has not been licensed to a television network within the earlier of (a) 180 days after the date the episode is completed, or (b) September 30, 2012, all of the Company’s rights under the Production Agreement terminate.

Production and Distribution Revenue

The Company is entitled to a production fee of (i) 7% of the portion of approved production budget financed by J&H and its affiliates, plus (ii) 10% of the portion of the approved budget financed by individuals or entities other than J&H and its affiliates.  In addition, as executive producers the Company is entitled to receive a distribution fee of twenty percent (20%) of the first $500,000 of license net revenue; twenty-five percent (25%) of the next $1,000,000 of license net revenue, and thirty-five percent (35%) of license net revenue in excess of $1,500,000.

Branded Network Revenue

In addition, the Company has agreed to contribute its platform and operational support to develop and launch a new branded network specifically for the purposes of distributing the Webisodes produced pursuant to this Production Agreement (the “Branded Network”) and J&H has agreed to license the Company the right to distribute the Webisodes over this Branded Network.  The Company will receive the first $150,000 in gross revenues (revenues directly generated from licensed programming after deducting sales commissions and the cost of third party goods and services) generated from the Branded Network.  Thereafter, the Company will pay J&H a license fee equal to the greater of (a) 15% of gross revenues derived from the Branded Network or (b) 50% of net revenues generated from the Branded Network, as defined in the Production Agreement.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYERS NETWORK
Date: December 12, 2011	By:	/s/ Mark Bradley
Mark Bradley,
Chief Executive Officer